CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PMC-Sierra, Inc. for the registration of up to 296,676 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. (formerly Sierra Semiconductor Corporation) included in its Annual Report (Form 10-K) for the year ended December 27, 1998, filed with the Securities and Exchange Commission.


                                                            /s/Ernst & Young LLP

         San Jose, California

         February 29, 2000